EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 7, 2003 accompanying the consolidated financial statements included in the Annual Report of Channell Commercial Corporation on Form 10-K for the year ended December 31, 2002.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Channell Commercial Corporation on Form S-8 (File No. 333-36097, effective September 19, 1997).

          /s/ Grant Thornton LLP

March 24, 2003